SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549








                                    Form 8-K/A




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 23, 2000



                               AURA SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)



              Delaware                              95-4106894
              --------                              ----------
   (State or Other Jurisdiction of               (I.R.S. Employer
   Incorporation or Organization)               Identification No.)



                                     0-17249
                                   (Commission
                                   file number)



                                2335 Alaska Ave.
                          El Segundo, California 90245
                          ----------------------- -----
                    (Address of principal executive offices)

                                 (310) 643-5300
                          Registrant's telephone number


Former Name or Former Address, if Changed Since Last Report:  None

Item 4.  Changes in Registrant's Certifying Accountant.

     Aura Systems Inc. (the "Registrant" or "Company") has received a notice of resignation from its independent auditors, Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation ("PKF"). Having served as the independent auditors of the Company since 1992, PKF has never had nor does it currently have any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure or any reportable events. The auditors reports on the financial statements for the past eight years during its entire engagement period have not contained any adverse opinion or disclaimer of opinion and have not been qualified or modified as to uncertainty, audit scope or accounting principles except for fiscal years 1999 and 2000 when the audit reports were modified with a going concern uncertainty. The Company has been informed that PKF's decision was due to business reasons.

     PKF is fully cooperating with the auditor selection and transition process, which the audit committee expects to complete as soon as possible. The Company as part of its restructuring strategy and focus on the AuraGen, will now seek to reduce its costs associated with its audits. The Company's next audited financial report for the year ending February 28, 2001 is due to be filed on May 31, 2001.

     Unrelated to its decision and pursuant to SEC rules, under Item 304(a)(1)(v)(C)(1)(i) of Regulation S-K, PKF advised that information had come to its attention which, if further investigated, may materially impact the fairness or reliability of previously issued audit reports or the underlying financial statements of Aura Systems Inc. and Subsidiaries. The information concerning officer loans which took place in Fiscal 1997 was contained in court filings of the SEC in regards to the Staff's response to motions to quash subpoenas. These motions were filed in connection with a pending SEC investigation, reported publicly by the Company in a press release dated January 20, 1999.

     The Staff of the SEC has advised the Company that the investigation is confidential and should not be construed as an indication that any violation of law has occurred or as a reflection upon any person, entity or security. The Company is cooperating fully with the inquiry. The Company does not believe that the matters referred to in the SEC Staff's requests will have a material effect on the Company's future financial condition or results of operations.

     The Company has requested that PKF furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of PKF's letter to the SEC, dated August 30, 2000 is filed as Exhibit "1" to this Form 8-K.

     This  report  contains  forward  looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events, including those relating to the Company's belief concerning the SEC investigation. Of course, there can be no assurance as to how the SEC investigation will be resolved or its ultimate impact on the Company. The Company does not intend to update the status of the SEC investigation.

                                    Exhibit 1

May 11, 2001


Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K/A dated May 11, 2001 of Aura Systems, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, except that we are not in a position to comment as to the statement in the second paragraph that the Company will now seek to reduce its costs associated with its audits, and the statements in the fourth paragraph that the Company is cooperating fully with the SEC inquiry and does not believe that the matters referred to in the SEC Staff's requests will have a material effect on the Company's future financial condition or results of operations.

Sincerely,


/s/ Pannell Kerr Forster
------------------------
Pannell Kerr Forster
Certified Public Accountants
A Professional Corporation
Los Angeles, California

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed by the undersigned hereunto duly authorized.

                                                    AURA SYSTEMS, INC.
                                                      (Registrant)

Date:  May 11, 2001                     By:      /s/ Steven C. Veen
                                                 --------------------------
                                                 Steven C. Veen
                                                 Chief Financial Officer